Exhibit 23.2
                                  ------------




HANSEN, BARNETT & MAXWELL
  A Professional Corporation
  CERTIFIED PUBLIC ACCOUNTANTS
           AND
  BUSINESS CONSULTANTS
    5 Triad Center, Suite 750
  Salt Lake City, UT 84180-1128
    Phone: (801) 532-2200
    Fax: (801) 532-7944
      www.hbmcpas.com






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
Remote MDx, Inc.


We consent to the use of our report dated December 22, 2005, in the Registration Statement of Remote MDx, Inc. on Form SB-2, relating to the registration of 10,348,110 shares of common stock. We also consent to the use of our name and the reference to us in the "Experts" section of this Registration Statement.



                                        /s/  HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
February 27, 2006